EXHIBIT (H)(28)


                        THOMPSON PLUMB & ASSOCIATES, INC.
                           1200 JOHN Q. HAMMONS DRIVE
                            MADISON, WISCONSIN 53717



                                  April 1, 2003



Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive
Madison, Wisconsin 53717
Attn:  Board of Directors

         Re:      EXPENSE REIMBURSEMENT AND FEE WAIVER COMMITMENT

Ladies and Gentlemen:

         This is to confirm the commitment of Thompson Plumb & Associates, Inc., as investment adviser to the various mutual fund series of Thompson Plumb Funds, Inc. to waive fees and/or reimburse expenses to the funds so as to cap their annual operating expense ratios from April 1, 2003 through March 31, 2004 at the following levels:

         FUND                                            EXPENSE CAP
         ----                                            -----------
         Select Fund                                        1.30%
         Blue Chip Fund                                     1.20%
         Bond Fund                                          0.80%


                                               Very truly yours,

                                               THOMPSON PLUMB & ASSOCIATES, INC.


                                               By:  /s/ Thomas G. Plumb
                                                    ----------------------------

                                               Title:  President
                                                       -------------------------